UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 26, 2023

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, pursuant to the authority granted to the Board of Directors (the “Board”) by the Bylaws of Quanta Services, Inc. (“Quanta” or the “Company”), as amended and restated, the Board increased the size of the Board from ten to eleven directors and, upon the recommendation of the Governance and Nominating Committee of the Board, elected Raúl J. Valentín to serve as a director, filling the vacancy created by such increase. Mr. Valentín will serve as a director until the Company’s next annual meeting of stockholders or until his earlier resignation or removal or when a successor is duly elected and qualified. Mr. Valentín has not been appointed to any committees of the Board.

Mr. Valentín will participate in the same compensation program and receive the same other benefits as each of the Company’s non-employee directors. Specifically, for his service on the Board from his election through the end of the 2023-2024 director service year, Mr. Valentín will receive (i) a pro-rata annual cash retainer in the amount of approximately $98,000 and (ii) a pro-rata annual award of restricted stock units, which has a value of approximately $154,000 and vests in full upon conclusion of the director service year. At such time as Mr. Valentín is appointed to one or more committees of the Board, he will also be entitled to receive, for the period from his election through the end of the 2023-2024 director service year, a pro-rata portion of the annual retainer for service on such committee or committees. Mr. Valentín has also entered into the Company’s standard indemnification agreement for directors and officers. Additional information regarding the Company’s non-employee director compensation program and the standard indemnification agreement are set forth in the Company’s definitive proxy statement for the Company’s 2023 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 13, 2023.

There are no arrangements or understandings between Mr. Valentín and any other person pursuant to which he was appointed as a director, and there are no transactions in which Mr. Valentín has a material interest that require disclosure under Item 404(a) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

Item 7.01	Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release announcing the appointment of Mr. Valentín to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated June 26, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2023	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
		Name:	Donald C. Wayne
		Title:	Executive Vice President and General Counsel